                                                                    EXHIBIT 10.2

May 31, 1995


Mr. Brian L. Fleming
Executive Vice President &
Chief Financial Officer
Santa Anita Realty Enterprises, Inc.
301 West Huntington Drive, Suite 405
Arcadia, CA 91007


Dear Brian:

On behalf of First Interstate Bank of California ("FICA"), we are pleased to provide to Santa Anita Realty Enterprises, Inc. (herein after referred to as "Realty") the credit arrangements described in this letter.

This letter is not meant to define all the terms and conditions involved in this
- --------------------------------------------------------------------------------
financing.  Rather, it is intended to outline certain of the basic points of our
- ---------
understanding around which the final terms and documentation are to be structured. Further negotiation adding to or modifying the general scope of these major terms shall not be precluded by the issuance this letter and its acceptance by you.


FACILITY A) - OPTION I:
- -----------------------

FACILITY:         US$ 60,000,000 three year revolving line of credit convertible
- ---------         to a four year, amortizing term loan to Santa Anita Realty
                  Enterprises, Inc. ("Realty").

PURPOSE:          To fund a portion of the capital expenditures for the
- --------          development of Phase I ("Phase I") of an entertainment/retail complex ("Entertainment Complex") on the company's Arcadia property adjacent to the Santa Anita Racetrack.

EFFECTIVE DATE:   Upon compliance with certain preconditions to funding,
- ---------------   however, no later than June 30, 1996.

CONVERSION DATE:  The earlier of three years from the Effective Date or June 30,
- ----------------  1999.

MATURITY:         The earlier of seven years from the Effective Date or June 30,
- ---------         2003.

INTEREST RATE:    During the revolving portion and at Realty's option:
- --------------    Prime, or
                  LIBOR + 165 bp for 1, 2, 3, or 6 months, or
                  C/D Rate + 165 bp for 30, 60, 90, or 180 days.

Santa Anita Realty Enterprises, Inc.                                      Page 2
Commitment Letter dated May 31, 1995

                  During the term portion and at Realty's option:
                  Prime + 25 bp, or
                  LIBOR + 190 bp for 1, 2, 3, or 6 months, or
                  C/D Rate + 190 bp for 30, 60, 90, or 180 days

REPAYMENT:        Interest payable monthly; after conversion date 16 equal
- ----------        quarterly principal payments of US$ 2,500,000 based on a six year amortization, all due and payable at maturity date.

FACILITY FEE:     $100,000 flat payable at delivery of this commitment letter.
- -------------

COMMITMENT FEE:   15 bp p.a. , payable quarterly in arrears.
- ---------------

FEE ON UNUSED:    20 bp p.a. on the unused commitment, payable quarterly in
- --------------    arrears.

PREPAYMENT:       Permitted.  Penalties may be assessed if fixed rate borrowings
- -----------       are prepaid.

COLLATERAL:       First Trust Deed on the Santa Anita Racetrack including
- -----------       assignment of lease between Realty and Los Angeles Turf Club,
                  Inc.

GUARANTORS:       None.
- -----------

CONDITIONS PRIOR
- ----------------
FUNDING:          a)  Realty successfully completes an equity offering with net
- --------              proceeds of minimum US$ 40,000,000.
                  b)  The city of Arcadia grants approval for the Entertainment
                      Complex.
                  c)  75% of the square footage comprising Phase I (i.e. 330,225
                      sq. ft.) has been pre-leased as confirmed by executed leases or joint venture agreements.
                  d)  The estimated Phase I project cost budget has been
                      reviewed by FICA's Construction Services.
                  e)  An Environmental Survey on the Racetrack property has
                      been approved by FICA's Environmental Engineering.
                  f)  FICA's Real Estate Valuation Department issues a final review of First Interstate appraisal #LA940114. (Such review is currently issued in "draft" format.)
                  g)  There has been no material adverse change in the business, operations, properties, assets or financial condition of Realty or Santa Anita Operating Company.

LOAN AGREEMENT/
- ---------------
DOCUMENTATION:    To be prepared by FICA's inside and/or outside legal counsel.
- --------------    Realty will reimburse FICA all reasonable costs and expenses in connection with the preparation of the loan documentation.

Santa Anita Realty Enterprises, Inc.                                      Page 3
Commitment Letter dated May 31, 1995

FACILITY A) -  OPTION II:
- -------------------------

AMOUNT:           US$ 55,000,000.
- -------

REPAYMENT:        Interest payable monthly; after conversion date 16
- ----------        equal quarterly principal payments of US$ 2,291,667 based on a six year amortization, all due and payable at maturity date.

CONDITIONS PRIOR
- ----------------
TO FUNDING:       The same as under Option I with the following
- -----------       change:

                  d) 75% of the square footage comprising Phase I (i.e. 330,225 sq. ft.) has been pre-leased as confirmed by executed leases or joint venture agreements.

FACILITY A) -  OPTION III:
- --------------------------

AMOUNT:           US$ 55,000,000.
- -------

REPAYMENT:        Interest payable monthly; after conversion date 16
- ----------        equal quarterly principal payments of US$ 2,291,667 based on a six year amortization, all due and payable at maturity date.

CONDITIONS PRIOR
- ----------------
TO FUNDING:       The same as under Option I with the following
- -----------       changes:

                  a) Realty successfully completes an equity offering with net proceeds of minimum US$ 35,000,000.
                  d) 75% of the square footage comprising Phase I (i.e. 330,225 sq. ft.) has been pre-leased as confirmed by executed leases or joint venture agreements.
                  h) First Interstate Bank has presold $25,000,000 of this commitment to one or more bank participants.

PRICING:          First Interstate Bank reserves the right to adjust
- --------          pricing on this facility in order to facilitate the sale of a portion of this commitment.


FACILITY B:)
- ------------

FACILITY:         US$ 15,000,000 two year revolving line of credit to Santa
- ---------         Anita Realty Enterprises, Inc. ("Realty").

PURPOSE:          To fund a general working capital needs.
- --------

EFFECTIVE DATE:   Upon compliance with certain preconditions to funding,
- ---------------   however, no later than September 30, 1995.

Santa Anita Realty Enterprises, Inc.                                      Page 4
Commitment Letter dated May 31, 1995

MATURITY:         The earlier of two years from the Effective Date or
- ---------         September 30, 1997.

INTEREST RATE:    At Realty's option:
- --------------    Prime, or LIBOR + 150 bp for 1, 2, 3, or 6 months, or
                  C/D Rate + 150 bp for 30, 60, 90, or 180 days.

REPAYMENT:        Interest payable monthly; principal due at maturity.
- ----------

FACILITY FEE:     $15,000 flat payable at loan closing.
- -------------

COMMITMENT FEE:   25 bp p.a. on the unused commitment, payable quarterly in
- ---------------   arrears.

PREPAYMENT:       Permitted.  Penalties may be assessed if fixed rate borrowings
- -----------       are prepaid.

COLLATERAL:       First Trust Deeds on six retail centers which currently
- -----------       collateralize FICA's INCOM term mortgage loans #41449 through
                  #41454, commonly known as "ABCO Plaza, Phoenix, AZ (#41449),
                  "Pueblo Pointe Shopping Center", Phoenix, AZ (#41450),
                  "Westside Plaza", Phoenix, AZ (#41451), "The Lumberyard
                  Shopping Center", Encinitas, CA (#41452), "Tustin & Meats
                  Shopping Center", Orange, CA (#41453), and "Village Green
                  Shopping Center", Yorba Linda, CA (#41454).

UNDERWRITING:     The real estate underwriting contained in the individual notes
- -------------     will remain in effect and will be incorporated into the new loan documentation.

GUARANTORS:       None.
- -----------

CONDITIONS PRIOR
- ----------------
FUNDING:          a)  Realty successfully completes an equity offering with net
- --------              proceeds of minimum US$ 35,000,000 .
                  b)  There has been no material adverse change in the business, operations, properties, assets or financial condition of Realty or Santa Anita Operating Company.

LOAN AGREEMENT/
- ---------------
DOCUMENTATION:    To be prepared by FICA's inside and/or outside legal counsel.
- --------------    Realty will reimburse FICA all reasonable costs and expenses in connection with the preparation of the loan documentation.


FACILITIES A) AND B) WILL BE GOVERNED BY THE FOLLOWING COVENANTS:

FINANCIAL
- ---------
COVENANTS:        a)  Minimum Tangible Net Worth of $105,000,000, Facility A)
- ----------            Option I;  or Minimum Tangible Net Worth of $100,000,000,
                      Facility A) Option II; or

Santa Anita Realty Enterprises, Inc.                                      Page 5
Commitment Letter dated May 31, 1995

                      Minimum Tangible Net Worth of $95,000,000, Facility A) Option III.

                  b)  Maximum Total Liabilities to Tangible Net Worth ratio of
                      1.50 to 1.00, Facility A) Options I and II; or a ratio of 1.65 to 1.00 if Facility A) Option III.

                  c) Minimum Times Fixed Charges Coverage Ratio (TFCC) during the revolving portion of Facility A) and during the Term of Facility B) of 2.75 to 1.00. During the term portion of Facility A), the ratio will be adjusted to 1.75 to 1.00.

                      The TFCC is defined as Cash Flow before Fixed Charges (Net Profit + Depreciation/Amortization + Non-Cash Expenses - Non-Cash Income + Interest Expense) divided by Fixed Charges (Interest Expense + Current Portion Long Term
                      Debt).

                  d) Minimum TFCC including Dividends of 1.00 to 1.00. (Dividends are included in Fixed Charges).

                  e) Maximum Dividend Payout: Either $0.80 per share or 95% of taxable income in order to preserve REIT status.

                  f) Capital expenditures: Maximum $4,000,000 p.a. beginning with the 1996 fiscal year and excluding the proposed Phase I of the Entertainment Complex.


OTHER AFFIRMATIVE
- -----------------
COVENANTS         Realty will:
- ---------
                  1. Within 120 days of each fiscal year end, provide to FICA
                     Consolidated and Consolidating Financial Statements of Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company carrying the unqualified opinion of a nationally recognized Certified Public Accountant, together with a Compliance Certificate (form to be provided by FICA) signed by the Chief Financial Officer of Realty.

                  2. Within 60 days of each fiscal quarter end, provide to FICA company-prepared Consolidated and Consolidating Financial Statements of Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company, together with a Compliance Certificate (form to be provided by FICA) signed by the Chief Financial Officer of Realty.

                  3. Within 120 days of each fiscal year end, provide to FICA updated financial projections for the next five fiscal years covering both Realty and Santa Anita Operating Company.

                  4. Within 15 business days after each quarter end provide
                     progress reports on Phase I of the Entertainment Complex including but not limited to actual vs. budget project cost, percentage of completion, and leasing status.

Santa Anita Realty Enterprises, Inc.                                      Page 6
Commitment Letter dated May 31, 1995

                  5. Will continue to report on each retail property securing
                     Facility B) according to the requirements currently contained in the individual promissory notes and Deeds of Trust.

                  6. Promptly notify FICA of any changes in the senior
                     management of Realty and/or Santa Anita Operating Company.

                  7. Promptly notify FICA of any claim, action or proceeding which would, in the event of an unfavorable outcome, have a materially adverse effect on the financial condition or operations of Realty and/or Santa Anita Operating Company.

                  8. Promptly notify FICA of any Event of Default under this
                     Agreement or of any event of default arising under any other material agreement or indenture entered into by Realty and/or Santa Anita Operating Company, or of any other matter which has resulted in or might result in a materially adverse change in its financial condition or operations.

NEGATIVE
- ---------
COVENANTS         Realty will not:
- ---------
                  1. Create, execute or assume any mortgage, deed of trust,
                     security agreement, pledge or encumbrance affecting any or all of its real or personal property utilized in Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company, except (1) purchase money security interest for equipment, and (2) as otherwise permitted.

                  2. Merge or combine with any entity unless Realty is the
                     surviving entity.

                  3. Purchase, acquire or incur any liability for the purchase of any or all of the stock, assets or business of any person, firm, corporation in excess of 10% of Realty's consolidated tangible net worth without prior consent of FICA.

                  4. Commit or do, or fail to commit or do, any act or thing which would constitute an event of default under any of the terms or provisions of any material agreement, indenture, contract, document, or instrument executed, or to be executed by Realty.

                  5. Utilize any part of the proceeds of the loans to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing margin stock.

EVENTS OF
- ---------
DEFAULT           1.  Any of the representations or warranties made by Realty in
- -------               the Agreements, certificates, or financial or other
                      statements delivered or later furnished by or on behalf of Realty is false or misleading in any material respect at the time made.

Santa Anita Realty Enterprises, Inc.                                      Page 7
Commitment Letter dated May 31, 1995

                   2. Realty fails to perform or observe any other covenant,
                      term, provision, condition, agreement or obligation of the Agreements, subject to an appropriate grace period.

                   3. Realty fails to perform or observe any of the covenants, terms, provisions, conditions, agreements or obligations under any other material agreement, indenture, document, note or other instrument (including, but not limited to the generality of the foregoing, other indebtedness owing to FICA) executed by Realty.

                   4. Realty becomes insolvent; or admits in writing its
                      inability to pay its debts as they mature; or fails generally to pay its debt as they become due; or makes an assignment of the benefit of creditors or commences a case for its dissolution; or applies for or consents to the appointment of or taking possession by a trustee, liquidator, assignee, custodian, sequester or receiver (or similar official) for it or for a substantial part of its property or business; or takes any action in furtherance of any of the foregoing.

                   5. A trustee, liquidator, assignee, custodian, sequester or receiver (or similar official) is appointed for Realty for a substantial part of its property or business without its consent and is not discharged with 30 days after such appointment.

                   6. Any governmental agency or any court of competent
                      jurisdiction at the instance of any governmental agency institutes any proceeding for which forfeiture of any property is a potential penalty, or assumes custody or control of the whole or any substantial position of the properties or assets of Realty and/or Santa Anita Operating Company and is not dismissed within 30 days thereafter.

                   7. Any money judgment, writ or warrant of attachment, or
                      similar process in excess of $100,000 is entered or filed against Realty or any of its properties or other assets and is not vacated, bonded, or stayed within the earlier of (a) a period of 15 days or (b) before 5 days prior to the date of any proposed sale thereunder.

                   8. A bankruptcy, reorganization, insolvency, or liquidation case or other case for relief under any bankruptcy law or any law for the relief of debtors is commenced by or against Realty and/or Santa Anita Operating Company and, if instituted, is not dismissed within 30 days after such institution, or Realty by an action or answer approves of, consents to, or acquiesces in any such case or admits the material allegations of, or defaults in answering a petition filed in any such case.

                   9. Realty and/or Santa Anita Operating Company voluntarily suspend the transaction of business for more than 15 consecutive days in an calendar year from the effective date of these Agreements.

Santa Anita Realty Enterprises, Inc.                                      Page 8
Commitment Letter dated May 31, 1995

                  10. These Agreements at any time while an Obligation remains unpaid, ceases to be in full force and effect or is declared null and void, or the validity or enforceability thereof is contested or any party thereto denies that it has any or further liability or obligation under these Agreements.

                  11. Any variance greater than 5% of total project cost for
                      Phase I of the Entertainment Complex is reported. Such cost overrun requires a subsequent revised project budget which is then subject to approval of FICA.


FICA reserves the right in its sole discretion to revoke this letter upon the occurrence of (a) the occurrence or discovery of any material adverse change in the financial condition of Realty and/or Santa Anita Operating Company, or (b) in the event that all the terms and conditions of this proposal are not satisfied, or (c) in the event that this letter is not signed and returned by 3:00 p.m., June 2, 1995 together with the payment of the Facility Fee for Facility A).

Brian, we are pleased to present this letter to Santa Anita Realty. We look forward to your acceptance of our proposal at the earliest date so that we may begin to prepare the loan documentation. If there are any questions or concerns, please let us know.


Kind Regards,


FIRST INTERSTATE BANK OF CALIFORNIA

By: /s/ FRANTZ Y. OSSE
   ------------------------------------------------------
   Frantz Y. Osse, Vice President & Manager

By: /s/ JUTTA S. GRAHAM
   ------------------------------------------------------
   Jutta S. Graham, Vice President & Team Leader



Agreed to and Accepted on:  May 31, 1995
                          -------------------------------

SANTA ANITA REALTY ENTERPRISES, INC.

By:    /s/ BRIAN L. FLEMING
       --------------------------------------------------

Title: Executive Vice President & Chief Financial Officer
       --------------------------------------------------